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                                                                 EXHIBIT 4.2 (B)

                          SECOND WAIVER AND AMENDMENT
                          ---------------------------
                 TO FIRST AMENDED INVESTORS' RIGHTS AGREEMENT
                 --------------------------------------------

     THIS SECOND WAIVER AND AMENDMENT TO THE FIRST AMENDED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the 14th day of July, 1998, among Heska Corporation, a Delaware corporation (the "Company"), Novartis Produkte AG (formerly Ciba-Geigy Limited), Charter Ventures, Charter Ventures II, L.P. and Volendam Investeringen N.V. (the "Holders"):

                             W I T N E S S E T H:

     WHEREAS, the Company and the Holders are parties to that certain First Amended Investors' Rights Agreement, dated as of April 12, 1996, as amended by that certain Waiver and Amendment to First Amended Investor's Rights Agreement dated as of January 22, 1998 (collectively, the "Investors' Rights Agreement");

     WHEREAS, the Company proposes to enter into that certain Asset Purchase Agreement (the "Purchase Agreement") by and among the Company, Diamond Animal Health, Inc., an Iowa corporation and wholly owned subsidiary of the Company, and Bayer Corporation, an Indiana corporation ("Bayer"), pursuant to which Bayer will sell and assign certain real property to Diamond and in consideration for such sale, Bayer or its affiliates (the New Investor, as defined in Section 2 below) will receive shares of Common Stock of the Company, the exact number of which will be determined at the closing of the transactions contemplated by the Purchase Agreement (the "Bayer Shares"); and

     WHEREAS, the Holders desire that the transactions contemplated by the Purchase Agreement be consummated, and, as a condition thereof and to induce such action, the Holders are willing to enter into this Agreement to permit the New Investor to become a party to the Investors' Rights Agreement with respect to the Bayer Shares, as set forth in Section 2 below.

     In consideration of the foregoing and the promises and covenants herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:



     1.   Consent and Waiver Agreement Pursuant to Section 6.1 of the Investor's
          ----------------------------
Rights Agreement, the Holders hereby consent, on behalf of themselves and all other stockholders of the Company having rights under the Investors' Rights Agreement, to the amendments to the Investors' Rights Agreement set forth in this Agreement, and hereby waive the provisions of Section 2.11 of the Investors' Rights Agreement with respect to the registration rights granted to the New Investors pursuant to Section 2 of this Agreement.

     2.   Additional Parties to the Agreement. Schedule B to the Investors'
          -----------------------------------
Rights Agreement is hereby amended to include Bayer, or any other affiliate or affiliates of Bayer designated by it to receive the Bayer Shares pursuant to the Purchase Agreement (collectively, the "New Investor") as a party; provided, however, that such New Investor shall be added as a party or as parties to the Investors' Rights Agreement only with respect to Section 2.3 thereof and related sections of the Investors' Rights Agreement; and provided further, that the "piggyback" registration rights granted to the New Investor pursuant to this
Section 2 and Section 2.3 of the
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Investors' Rights Agreement shall be granted and remain exercisable only for a period of one (1) 2.abyear after the date of consummation of the transactions contemplated by the Purchase Agreement.

     3.   Amendments to Agreement. Subject to the limitations set forth in
          -----------------------
Section 2 above, the New Investor is referred to (individually or collectively) as "Holder" and the Bayer Shares are collectively referred to as "Registrable Securities" for purposes of the Investors' Rights Agreement.

     4.   Effectiveness. The waiver and amendment set forth in this Agreement
          -------------
shall be effective as of the date first above written, and, except as expressly modified by this Agreement, the Investors' Rights Agreement, as originally written and as subsequently amended, shall remain in full force and effect.

     5.   Counterparts. This Agreement may be executed by facsimile and in two
          ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original instrument. This Agreement will be binding upon the Company and the Holders (including the New Investor) and their respective successors, assigns, heirs and personal representatives.

     6.   Severability. If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.   Entire Agreement.  This Agreement, together with the Investors' Rights
          ----------------
Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                                       2

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              HESKA CORPORATION



                              By: /s/ Deborah E. Robbins
                                 ----------------------------------------------

                              Name    Deborah E. Robbins
                                   --------------------------------------------

                              Title Vice President and General Counsel
                                    -------------------------------------------

                              Address   1825 Sharp Point Drive
                                        Fort Collins, Colorado 80525

                              HOLDERS:
                              -------

                              NOVARTIS PRODUKTE AG
                              (now: Novartis Animal Health, Inc.)


                              By: /s/ P. Kornicker       /s/ Jeff Johnson
                                 ----------------------------------------------

                             Name     P. Kornicker           Jeff Johnson
                                  ---------------------------------------------

                              Title   Legal Counsel          Bus. Development
                                   --------------------------------------------

                              Mgr Address  P.O. Box
                                           ------------------------------------

                                           CH-4002 Basel (Switzerland)
                                           ------------------------------------

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                              CHARTER VENTURES



                              By: /s/ A. Barr Dolan
                                ----------------------------------------------

                              Name____________________________________________

                              Title___________________________________________

                              Address     ____________________________________

                                          ____________________________________

                              CHARTER VENTURES II, L.P.



                              By: /s/A. Barr Dolan
                                 ---------------------------------------------

                              Name____________________________________________

                              Title___________________________________________

                              Address_________________________________________


                              VOLENDAM INVESTERINGEN N.V.



                              By: /s/ Anneke Soedhoe       /s/Andries Kroon
                                ----------------------------------------------

                              Name      MeesPierson Trust (Curacao) N.V.
                                  --------------------------------------------

                              Title     Managing Director
                                   -------------------------------------------

                              Address   John B. Gorsirqweg 14
                                     -----------------------------------------

                                        Curacao, Netherlands Antilles
                                     -----------------------------------------

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